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                                                                   EXHIBIT 10.48























                                NOVA CORPORATION
                           DEFERRED COMPENSATION PLAN



                                 Effective Date
                                November 10, 1999












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                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

         The purpose of the NOVA Corporation Deferred Compensation Plan ("Plan") is to aid NOVA Corporation and its subsidiaries and affiliates in retaining and attracting executive employees and outside directors by providing them with tax-advantaged savings opportunities. To that end, the Plan provides a select group of management and highly compensated employees with the opportunity to elect to defer receipt of specified portions of their compensation, and to have these deferred portions treated as if they were invested in specified hypothetical investment vehicles. The Plan is effective (i) for Discretionary Contributions made on or after November 10, 1999, (ii) for Base Salary Deferrals (as defined below) beginning January 1, 2000, and (iii) for Incentive Deferrals (as defined below) beginning with Incentive Compensation awarded to Participants on and after January 1, 2000.

                                   ARTICLE II

                                   DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         SECTION 2.01 ADMINISTRATIVE COMMITTEE. "Administrative Committee" means the NOVA Corporation Compensation Committee or any other committee that it appoints.

         SECTION 2.02 BASE SALARY. "Base Salary" means the base rate of cash compensation the Company pays to or for the benefit of a Participant for services rendered or labor performed while a Participant, including such compensation a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 4.02 and (B) contributions made on his behalf to any Company tax-qualified retirement plan or to any Company cafeteria plan.

         SECTION 2.03 BASE SALARY DEFERRAL. "Base Salary Deferral" means the amount of a Participant's Base Salary that the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Deferral Account pursuant to Section 4.02.

         SECTION 2.04 BENEFICIARY. "Beneficiary" means the person, persons or entity whom the Participant designates to receive any benefits payable under the Plan pursuant to Article IX.

         SECTION 2.05 BOARD. "Board" means the Board of Directors of NOVA Corporation.

         SECTION 2.06 CHANGE OF CONTROL. "Change of Control" means the following:

         (A) The acquisition (other than from NOVA Corporation) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, any employee benefit plan of NOVA Corporation or its subsidiaries that acquires beneficial ownership of voting securities of NOVA


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Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of NOVA Corporation stock or the combined voting power of NOVA Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

         (B) The consummation by NOVA Corporation of a reorganization, merger or consolidation with respect to which the shares of NOVA Corporation voting securities outstanding immediately prior to the reorganization, merger or consolidation do not constitute or become exchanged for or converted into more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of NOVA Corporation, or of the sale of all or substantially all of the assets of NOVA Corporation; and

         (C) The failure for any reason of individuals who constitute the Incumbent Board to continue to constitute at least a majority of the Board. For this purpose, the Incumbent Board means the members of the Board as of the date hereof and any person becoming a member of the Board hereafter whose election, or nomination for election by NOVA Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of NOVA Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

         SECTION 2.07 CODE. "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or any regulation thereunder (including a proposed regulation) shall include any successor provisions or regulations.

         SECTION 2.08 COMMON STOCK. "Common Stock" means the common stock of NOVA Corporation.

         SECTION 2.09 COMPANY. "Company" means NOVA Corporation, its successors, and any subsidiary or affiliated organizations of either that the Board or its Compensation Committee authorizes to participate in the Plan and any organization into which or with which NOVA Corporation may merge or consolidate or to which all or substantially all of its assets may be transferred or sold.

         SECTION 2.10 CONSIDERATION SHARES. "Consideration Shares" means shares of Common Stock a Participant (A) acquired on the open market, (B) acquired through exercise of a non-qualified stock option and that the Participant has owned for six months or longer or (C) acquired through exercise of an incentive stock option that the Participant held for at least one year.

         SECTION 2.11 DATE OF EXERCISE. The "Date of Exercise" means date on which the Participant exercises an Option.

         SECTION 2.12 DEFERRAL ACCOUNT. "Deferral Account" means the account maintained on the books of the Administrative Committee for each Participant pursuant to Article VIII.


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         SECTION 2.13 DEFERRAL PERIOD. "Deferral Period" is defined in Section
4.02.

         SECTION 2.14 DEFERRED AMOUNT. "Deferred Amount" is defined in Section 4.02.

         SECTION 2.15 DIRECTOR FEES. "Director Fees" means the fees the Company pays to or for the benefit of a Participant for services rendered as a member of the Board while a Participant.

         SECTION 2.16 DIRECTOR FEES DEFERRAL. "Director Fees Deferral" means the amount of a Participant's Director Fees that the Participant elects to have withheld on a pre-tax basis and credited to his or her Deferral Account pursuant to Section 4.02.

         SECTION 2.17 DISABILITY. "Disability" means eligibility for disability benefits under the terms of the Company's long-term disability insurance plan or in the case of an Outside Director means being disabled as the term is defined under such plan.

         SECTION 2.18 DISCRETIONARY CONTRIBUTION. "Discretionary Contribution" means the discretionary cash contribution that the Company may from time to time make to the Plan.

         SECTION 2.19 DISCRETIONARY CONTRIBUTION ACCOUNT. "Discretionary Contribution Account" means the account maintained on the books of the Administrative Committee for each Participant pursuant to Article VIII.

         SECTION 2.20 ELIGIBLE COMPENSATION. "Eligible Compensation" means any Base Salary or Incentive Compensation otherwise payable with respect to a Plan Year.

         SECTION 2.21 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 2.22 FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock means the closing price of such a share on the New York Stock Exchange on the most recent day on which the Common Stock was so traded which precedes the date as of which the Fair Market Value is to be determined.

         SECTION 2.23 FORM OF PAYMENT. "Form of Payment" means payment in one lump sum or in installments of two, five or seven years.

         SECTION 2.24 GAIN SHARE ACCOUNT. "Gain Share Account" means the account maintained on the books of the Administrative Committee for each Participant showing the number of Phantom Share Units related to Gain Shares, adjusted for hypothetical gains, losses, earnings, dividends, distributions, withdrawals and other similar activities.

         SECTION 2.25 GAIN SHARES. "Gain Shares" means the shares of Common Stock so determined under Section 5.05 as resulting from the exercise of any Option pursuant to Article V.


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         SECTION 2.26 HARDSHIP WITHDRAWAL. "Hardship Withdrawal" means the early payment of all or part of the balance in a Deferral Account and all or part of the vested balance in a Discretionary Contribution Account in the event of an Unforeseeable Emergency.

         SECTION 2.27 HYPOTHETICAL INVESTMENT VEHICLE. "Hypothetical Investment Vehicle" shall mean the phantom investment vehicles that are used to measure the investment return credited to a Participant's Deferral Account and Discretionary Contribution Account.

         SECTION 2.28 INCENTIVE COMPENSATION. "Incentive Compensation" means the amount awarded to a Participant for a Plan Year under any incentive plan the Company maintains.

         SECTION 2.29 INCENTIVE DEFERRAL. "Incentive Deferral" means the amount of a Participant's Incentive Compensation that the Participant elects to have withheld on a pre-tax basis from his Incentive Compensation and that is credited to his Deferral Account pursuant to Section 4.02.

         SECTION 2.30 NOVA CORPORATION COMPENSATION COMMITTEE. "NOVA Corporation Compensation Committee" means the compensation committee of the Board that administers the Plan.

         SECTION 2.31 OPTION. "Option" means an option to acquire shares of Common Stock granted pursuant to any NOVA Corporation stock option plan or any predecessor or successor thereto.

         SECTION 2.32 OPTION EXPIRATION DATE. "Option Expiration Date" means the date on which an Option expires under the terms of the applicable NOVA Corporation stock option plan.

         SECTION 2.33 OPTION SHARE. "Option Share" means a share of Common Stock acquired (or deferred hereunder) pursuant to the exercise of an Option.

         SECTION 2.34 OUTSIDE DIRECTOR. "Outside Director" means a member of the Board who is not an Employee of the Company or any of its affiliates.

         SECTION 2.35 PARTICIPANT. "Participant" means any individual who is eligible to make an election to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

         SECTION 2.36 PARTICIPATION AGREEMENT. "Participation Agreement" means the agreement a Participant files in accordance with Article IV.

         SECTION 2.37 PHANTOM SHARE UNITS. "Phantom Share Units" means units of deemed investment in shares of Common Stock so determined under Section 5.06.

         SECTION 2.38 PLAN YEAR. "Plan Year" means a twelve-month period beginning January 1 and ending the following December 31.


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         SECTION 2.39 RETIREMENT. "Retirement" means retirement of a Participant from the Company after attaining age 65, or after attaining age 55 with at least ten Years of Service.

         SECTION 2.40 STOCK OPTION GAIN AGREEMENT. "Stock Option Gain Agreement" means the agreement a Participant files in accordance with Article V to defer receipt of Gain Shares from the exercise of an Option.

         SECTION 2.41 TERMINATION OF EMPLOYMENT. "Termination of Employment" means the cessation of a Participant's services as an employee of a Company for any reason other than Retirement or Disability.

         SECTION 2.42 UNFORESEEABLE EMERGENCY. "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's real property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         SECTION 2.43 VALUATION DATE. "Valuation Date" means the last day of each calendar month or such other date as the NOVA Corporation Compensation Committee in its sole discretion may determine.

         SECTION 2.44 YEAR OF SERVICE. "Year of Service" means each 12-consecutive month period beginning with the month in which a Discretionary Contribution is made and during which the Participant works at least 1,000 hours for a Company.

                                   ARTICLE III

                                 ADMINISTRATION

         SECTION 3.01 NOVA CORPORATION COMPENSATION COMMITTEE AND ADMINISTRATIVE COMMITTEE DUTIES. The NOVA Corporation Compensation Committee shall administer this Plan as its Administrative Committee. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other action of the Administrative Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument that the majority of its members sign. Members of the Administrative Committee may participate in a meeting by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and waiver of notice of such meeting.

         The Administrative Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that the Administrative Committee vests any such powers in any other person administering this Plan. The Administrative Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and


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to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the Administrative Committee shall be final, conclusive and binding on the Company, Participants and Beneficiaries.

         The Administrative Committee has responsibility for performing certain administrative and ministerial functions under this Plan. The Administrative Committee shall be responsible for determining in the first instance issues related to eligibility for participation and benefits, investment benchmarks, distribution of Deferred Amounts and Discretionary Contributions, determination of balances in Deferral Accounts and Discretionary Contribution Accounts, crediting and debiting of hypothetical gains and losses, earnings, dividends, distributions, withdrawals, and any other duties concerning the day-to-day operation of this Plan. The Administrative Committee shall have discretion to delegate such additional duties as it may determine. The Administrative Committee may designate one of its members as a chairperson and may retain and in such event shall supervise third party administrators, record keepers and professionals to perform any or all of the duties delegated to it hereunder.

         The Administrative Committee shall keep records of all of their respective proceedings and shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.

         Neither a member of the Board nor a member of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or by any person to whom duties in connection with the administration of this Plan have been delegated, or for anything done or omitted to be done in connection with this Plan. NOVA Corporation shall, to the fullest extent permitted by law, indemnify each director, officer or employee of NOVA Corporation (including the heirs, executors, administrators and other personal representatives of such person), and each member of the Administrative Committee against expenses (including attorneys' fees), losses, judgments, fine and amounts paid in settlement that any such person actually and reasonably incurs in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of NOVA Corporation, the Board or the Administrative Committee.

         NOVA Corporation shall pay any of its expenses and those of the Administrative Committee relative to the administration of this Plan, but NOVA Corporation may charge such expenses to the Deferral Accounts and Discretionary Contribution Accounts of the Participants if the Administrative Committee so determines.

         SECTION 3.02 CLAIM PROCEDURE. If a Participant or Beneficiary makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Administrative Committee. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed,



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the Administrative Committee shall inform the claimant in writing of such determination and the reasons therefor in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of its receipt of its claim unless the Administrative Committee determines that additional time, not exceeding 90 days, is needed and so notifies the claimant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary to perfect the claim. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Administrative Committee a notice that the claimant contests the denial of his or her claim and desires a further review. The Administrative Committee shall within 60 days thereafter review the claim and authorize the claimant to review pertinent documents and submit in writing issues and comments relating to the claim to the Administrative Committee. The Administrative Committee will render a final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the chairperson of the Administrative Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the claimant

                                   ARTICLE IV

                                  PARTICIPATION

         SECTION 4.01 PARTICIPATION. Participation in the Plan shall be limited to (A) those select group of management employees or highly compensated employees (1) whom the Administrative Committee selects to participate, (2) who elect to participate in this Plan by filing a Participation Agreement with the Administrative Committee, and (3) who individually enter into a covenant not to solicit customers or employees or to compete with a Company for a period of two years following Termination of Employment (the "Non-Compete Agreement") and (B) the Outside Directors who elect to participate in this Plan by filing a Participation Agreement with the Administrative Committee. A Participation Agreement must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective. The Administrative Committee shall have the discretion to establish special deadlines regarding the filing of Participation Agreements for Participants.

         SECTION 4.02 CONTENTS OF PARTICIPATION AGREEMENT. Each Participation Agreement shall at a minimum set forth: (A) the amount of Eligible Compensation for the Plan Year to which the Participation Agreement relates that is to be deferred under the Plan (the "Deferred Amount"), expressed as either a dollar amount or a percentage of (i) Base Salary, (ii) Incentive Compensation or (iii) Director Fees; provided, that the minimum amount of Base Salary Deferrals for any Plan Year shall not be less than $2,000, and provided further that the maximum percentage of Base Salary that a Participant can defer for any Plan Year shall not exceed 75%; (B) the period after which payment of the Deferral Account and the Gain Share Account is to be made or begin to be made (the "Deferral Period"), which shall be the earlier of (i) a number of full years, not less than three, and (ii) the period ending upon the Retirement, Disability or prior Termination of Employment of the Participant, and (C) the Form of Payment from the Plan.



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         SECTION 4.03 MODIFICATION OR REVOCATION OF ELECTION BY PARTICIPANT. A
Participant may not change the amount of his Deferred Amount during a Plan Year. However, a Participant may discontinue a Base Salary Deferral or a Director Fees Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe, a revised Participation Agreement with the Administrative Committee. If the Administrative Committee approves, revocation shall take effect as of the first payroll period next following its filing. If a Participant discontinues a Base Salary Deferral election during a Plan Year, he or she will not be permitted to make a Base Salary Deferral election again until the later of the next Plan Year or six months from the date of revocation. The Deferral Period may be extended if the Participant files an amended Participation Agreement with the Administrative Committee at least one calendar year before the Deferral Period ends; provided, that only one such amendment may be filed with respect to each Participation Agreement. Under no circumstances may a Participant's Participation Agreement be made, modified or revoked retroactively, nor may a Deferral Period be shortened or reduced.

                                    ARTICLE V

                           STOCK OPTION GAIN DEFERRALS

         SECTION 5.01 IN GENERAL: Subject to provisions of this Article V, a Participant may elect to defer receipt and distribution of the potentially taxable gain related to the exercise of an Option and resulting Gain Shares until the end of Deferral Period by filing a Stock Option Gain Agreement with the Administrative Committee. The Option gain deferral feature of the Plan is effective for deferral elections made on or after January 1, 2000.

         SECTION 5.02 TIMING OF FILING STOCK OPTION GAIN AGREEMENT. A Participant must file a Stock Option Gain Agreement at least six months prior to the Date of Exercise, prior to the calendar year in which the Date of Exercise occurs, and no later than the day before the first day of the six month period ending on the Option Expiration Date. An Option with respect to which a Stock Option Gain Agreement has been filed may not be exercised prior to the dates specified in the preceding sentence.

         SECTION 5.03 CONTENTS OF STOCK OPTION GAIN AGREEMENT. Each Stock Option Gain Agreement shall set forth: (A) the number of Options to be exercised in connection with the deferrals hereunder; (B) the date of grant of the Options;
(C) the Deferral Period; and (D) any other item the Administrative Committee requires. A Participant may elect to defer gain in increments of 25%, 50%, 75% or 100% of the number of Gain Shares resulting from an Option exercised on any Date of Exercise.

         SECTION 5.04 MANNER OF EXERCISING OPTION SHARES. A Participant who desires to exercise an Option and to defer current receipt and distribution of the related Gain Shares must follow the procedures and requirements that are applicable to the Option under the applicable NOVA Corporation stock option plan, including the procedures and requirements relating to the exercise of an Option; provided, however, that in the case of a deferral of receipt and distribution


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of Gain Shares, the Participant shall only be permitted to tender Consideration
Shares to pay the entire exercise price for any such Option exercised.

         SECTION 5.05 DETERMINATION OF GAIN SHARES. Upon exercise of the portion of an Option described in a Stock Option Gain Agreement, the number of Gain Shares that the Participant has elected to defer receipt and distribution hereunder shall be determined as follows: (A) the aggregate exercise price for all exercised Option Shares shall be determined; (B) the number of Consideration Shares needed to pay the exercise price for such Option Shares shall be determined; and (C) the difference between the number of exercised Option Shares and the number of Consideration Shares shall be the number of Gain Shares resulting from such exercise. Any fractional Gain Share that results from the computations hereunder shall be rounded up to the nearest whole number.

         SECTION 5.06 CONVERSION OF GAIN SHARES TO PHANTOM SHARE UNITS. As of the Date of Exercise, Gain Shares shall be converted to Phantom Share Units by dividing the amount of the aggregate Fair Market Value of the Gain Shares as of the Date of Exercise by the Fair Market Value of one share of Common Stock as of the Date of Exercise. The resulting number of Phantom Share Units shall be credited to the Participant's Gain Share Account. Any fractional Phantom Share Unit that results from the computations hereunder shall be rounded up to the nearest whole number. In the event of a stock dividend, split-up, combination, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the Common Stock, such that the Administrative Committee determines an adjustment is appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under this Plan, then the Administrative Committee may make appropriate adjustments to the number of Phantom Share Units credited to the Participant's Gain Share Account.

         SECTION 5.07 CHANGES TO THE STOCK OPTION GAIN AGREEMENT. A Participant may not amend or revoke a Stock Option Gain Agreement after the day on which the Participant files it with the Administrative Committee, except that the Participant may extend the Deferral Period if he or she files an amended Stock Option Gain Agreement with the Administrative Committee at least one full calendar year before the Deferral Period ends, provided that only one such amendment may be filed with respect to each Stock Option Gain Agreement.

         SECTION 5.08 FAILURE TO PROPERLY EXERCISE. If a Participant makes a valid election under this Article V to defer receipt and distribution of Gain Shares and if the Option expires without a proper exercise by the Participant or if the Participant fails to tender properly the Consideration Shares by the last day of the Option term, the Participant shall forfeit any opportunity to exercise the Option and the Option shall be canceled as of the end of the last business day of the Option term, according to the terms of the applicable NOVA Corporation stock option plan.

         SECTION 5.09 DELIVER OF GAIN SHARES. NOVA Corporation shall deliver Gain Shares for safekeeping to the trustee of a grantor trust or to such other person or entity as the Administrative Committee may designate.


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                                   ARTICLE VI

                 DEFERRED BASE SALARY AND INCENTIVE COMPENSATION

         SECTION 6.01 ELECTIVE DEFERRED INCENTIVE COMPENSATION. The Administrative Committee shall credit the Deferred Amount of a Participant for each Plan Year to the Participant's Deferral Account as and when the Company that employed the Participant would have been paid such Deferred Amount to the Participant. To the extent that the Company that employed the Participant is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any Federal, State or local law, such amounts shall be taken from other compensation eligible to be paid to the Participant that is not deferred under this Plan.

         SECTION 6.02 VESTING OF DEFERRAL ACCOUNT. A Participant shall be 100% vested in his or her Deferral Account at all times.

                                   ARTICLE VII

                           DISCRETIONARY CONTRIBUTIONS

         SECTION 7.01 AMOUNT OF DISCRETIONARY CONTRIBUTIONS. A Company may from time to time make a Discretionary Contribution on behalf of a Participant in any amount such Company determines. The amount of a Discretionary Contribution need not be the same for every Participant. The Administrative Committee shall credit the Discretionary Contribution with respect to each Plan Year to the Participant's Discretionary Contribution Account.

         SECTION 7.02 VESTING OF DISCRETIONARY CONTRIBUTION ACCOUNT. The Discretionary Contribution Account of a Participant will vest after the Participant has completed the number of Years of Service with a Company that the Administrative Committee requires at the time such Company first makes a Discretionary Contribution on behalf of the Participant. In addition, the Discretionary Contribution Account of a Participant who has a Termination of Employment will vest only if the Participant also complies with the terms of his or her Non-Compete Agreement, unless the Administrative Committee determines that a specific Discretionary Contribution on behalf of a Participant shall not be subject to the terms of his or her Non-Compete Agreement. The Participant shall forfeit the portion of his or her Discretionary Contribution Account in which he or she is not vested.

                                  ARTICLE VIII

                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

         SECTION 8.01 MAINTENANCE OF ACCOUNTS. A separate Deferral Account and Discretionary Contribution Account shall be maintained for each Participant. However, more than one Deferral Account and Discretionary Contribution Account may be maintained for a Participant as necessary to reflect (A) various investment benchmarks and (B) separate Participation Agreements specifying different Deferral Periods and Forms of Payment. A Participant's Deferral Account and Discretionary Contribution Account shall be utilized solely as



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

a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrative Committee shall determine the balance of each Deferral Account and Discretionary Contribution Account, as of each Valuation Date, by adjusting the balance of such Deferral Account and Discretionary Contribution Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, other credits and debits, distributions, withdrawals and other similar activities with respect to such Deferral Account and Discretionary Contribution Account since the preceding Valuation Date.

         SECTION 8.02 INVESTMENT BENCHMARKS. Each Participant shall be entitled to direct the manner in which his or her Deferral Account will be deemed to be invested, selecting among the investment benchmarks specified in Appendix A hereto, as amended by the Administrative Committee from time to time, and in accordance with such rules, regulations and procedures as the Administrative Committee may establish from time to time. Unless a Participant directs otherwise, a Participant's Discretionary Contribution Account shall be invested
(A) in the same manner in which the Participant has directed the investment of his Base Salary Deferrals, or if the Participant has not directed the investment of his Base Salary Deferrals, (B) in the same manner in which the Participant has directed his Incentive Compensation Deferral, or if the Participant has not directed the investment of Incentive Compensation Deferrals, (C) in the T. Rowe Price Prime Investment Portfolios. Earnings and losses based on a Participant's investment elections shall begin to accrue as of the date Deferral Amounts and Discretionary Contributions are credited to the Deferral Account and Discretionary Contribution Account.

         SECTION 8.03 STATEMENT OF ACCOUNTS. The Administrative Committee shall submit to each Participant quarterly statements of his or her Deferral Account, Discretionary Contribution Account and Gain Share Account, in such form as the Administrative Committee deems desirable, setting forth the balance to the credit of such Participant in each of such Accounts as of the end of the most recently completed quarter.

                                   ARTICLE IX

                                    BENEFITS

         SECTION 9.01 TIME AND FORM OF PAYMENT OF DEFERRAL ACCOUNT AND GAIN SHARE ACCOUNT. At the end of the Deferral Period for each Deferral Account, the Company shall pay to the Participant the balance of the Deferral Account at the time or times the Participant elected in the applicable Participation Agreement. If the Participant has elected to receive payments from a Deferral Account in a lump sum, the Company that employed the Participant shall, as soon as practicable after the end of the Deferral Period, pay in cash the balance in the Deferral Account, determined as of the most recent Valuation Date preceding the end of the Deferral Period. If the Participant has elected to receive payments from a Deferral Account in installments, such Company shall make annual cash payments, each of which shall consist of an amount equal to (A) the balance of the Deferral Account as of the most recent Valuation Date preceding the payment date times (B) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Account.

         At the end of the Deferral Period for each Gain Share Account, NOVA Corporation shall deliver to the Participant the balance of the Gain Share Account at the time or times the Participant elected in the applicable Stock Option Gain Agreement in the form of shares of Common Stock, whose Fair Market Value is equal to the value of the Gain Share Account at the end of the Deferral Period.

         If a Participant dies, has a Termination of Employment or a Disability prior to Retirement and prior to receiving full payment of his or her Deferral Account and Gain Share Account, the Participant or the Participant's Beneficiary (as the case may be) shall pay the Company that employed the Participant an annual fee in such amount as the Administrative Committee requires not to exceed $500 annually to pay for a portion of the cost of administering such Accounts for the Participant or Beneficiary.

         SECTION 9.02 TIME AND FORM OF PAYMENT OF VESTED DISCRETIONARY CONTRIBUTION ACCOUNT. At Retirement or Disability, the Company that employed the Participant shall pay the Participant the balance of his vested Discretionary Account in the Form of Payment that the Participant elected. At the death of a Participant, such Company shall pay the Participant's Beneficiary the balance of the Participant's vested Discretionary Contribution Account in the Form of Payment that the Participant elected. Such Company shall pay a Participant the balance of his vested Discretionary Contribution Account at the expiration of the two year period following his or her Termination of Employment and compliance with the terms of the Non-Compete Agreement in the Form of Payment that the Participant elected. The Participant shall forfeit his or her entire Discretionary Contribution Account if he or she does not comply with the terms of his or her Non-Compete Agreement, provided, however, the Administrative Committee shall have the discretion to pay a Participant all or a portion of his or her Discretionary Contribution Account prior to compliance with the terms of his or her Non-Compete Agreement. If the Participant has elected to receive payments in installments, such Company shall make annual cash payments, each of which shall consist of an amount equal to (A) the balance of the vested Discretionary Account as of the most recent Valuation Date preceding the payment date times (B) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable at the times described herein and each subsequent installment shall be paid on or about the anniversary of such first payment.

         If a Participant dies, has a Termination of Employment or a Disability prior to Retirement and prior to receiving full payment of his or her vested Discretionary Contribution Account, the Participant or the Participant's Beneficiary (as the case may be) shall pay the Company that employed the Participant an annual fee in such amount as the Administrative Committee requires not to exceed $500 annually to pay for a portion of the cost of administering such Account for the Participant or Beneficiary.

         SECTION 9.03 OTHER THAN RETIREMENT. Notwithstanding the provisions of any Participation Agreement, if a Participant dies, has a Termination of Employment or Disability prior to Retirement and prior to receiving full payment of his or her Deferral Account, the Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding such event) to the Participant or the Participant's Beneficiary in a lump sum in cash only or in Common Stock with respect to payment of Gain Share Accounts as soon as practicable following the occurrence of such event, unless the Administrative Committee at its sole discretion determines otherwise.

         SECTION 9.04 HARDSHIP WITHDRAWALS. A Participant shall be entitled to early payment of all or part of his or her Deferral Accounts in the event of an Unforeseeable Emergency, in accordance with this Section 9.04. A distribution pursuant to this Section 9.04 may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency, and may not be made if such need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. An application for an early payment under this Section 9.04 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine. The Administrative Committee shall determine whether and in what amount a distribution will be permitted pursuant to this Section 9.04 and the Form of Payment thereof.

         SECTION 9.05 VOLUNTARY EARLY WITHDRAWAL. Notwithstanding the provisions of Section 8.01 and any Participation Agreement, a Participant shall be entitled to elect to withdraw all of his or her Deferral Account by filing with the Administrative Committee such forms, in accordance with such procedures as the Administrative Committee shall determine. As soon as practicable after receipt of such form by the Administrative Committee, the Company that employed the Participant shall pay to the Participant in a lump sum in cash an amount equal to 90% of the balance in the Participant's Deferral Account, determined as of the most recent Valuation Date preceding the date such election is filed and the Participant shall forfeit the remainder of such Account. All Participation Agreements a Participant previously filed shall be null and void after such election is filed and the Participant shall not thereafter be entitled to file any Participation Agreements for the first Plan Year that begins after such election is made.

         SECTION 9.06 CHANGE OF CONTROL. In the event of any Change of Control all non-vested balances in the Participant's Accounts shall become vested fully; however, no special payments shall be made to any Participant and the terms and conditions of the Plan shall remain in full force and effect. However, if there is Change of Control that the Board does not recommend for approval to the shareholders, the Company that employed the Participant shall immediately pay to each Participant in a lump sum in cash, or in Common Stock with respect to payment of the Gain Share Account, the entire balance in his or her Accounts, determined as of the most recent Valuation Date preceding the Change of Control.

         SECTION 9.07 WITHHOLDING OF TAXES. Notwithstanding any other provision of this Plan, the Company that employed the Participant shall withhold from payments made hereunder any amounts required to be so withheld by any applicable law or regulation.

                                    ARTICLE X

                             BENEFICIARY DESIGNATION

         SECTION 10.01 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person, persons or entity as his or her Beneficiary or Beneficiaries. A Participant may make and amend a Beneficiary designation by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish.

         SECTION 10.02 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.

                                   ARTICLE XI

                        AMENDMENT AND TERMINATION OF PLAN

         SECTION 11.01 AMENDMENT. The Board or the Administrative Committee may at any time amend this Plan in whole or in part.

         SECTION 11.02 RIGHT TO TERMINATE. The Board or the Administrative Committee may at any time terminate the Plan with respect to future Participation Agreements. The Board or the Administrative Committee may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, securities law or other effects thereof, or potential payments thereunder, would not be in the best interests of a Company. Upon termination, the Company that employed the Participant shall pay him or her in accordance with the terms and conditions of the Plan.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.01 UNFUNDED PLAN. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201, 301 and 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may but shall not be obligated to create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.

         SECTION 12.02 NONASSIGNABILITY. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, liabilities, judgments, alimony, separate maintenance or child support a Participant or any other person owes, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

         SECTION 12.03 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, and any prohibition or unenforceability of any provision in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.04 GOVERNING LAW. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Georgia, without reference to principles of conflict of law, except to the extent preempted by federal law.

         SECTION 12.05 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the Participant or any Company any obligation for the Participant to remain an employee of such Company or change the status of the Participant's employment or the policies of any Company regarding termination of employment.

         SECTION 12.06 UNDERLYING INCENTIVE PLANS AND PROGRAMS. Nothing in this Plan shall prevent any Company from modifying, amending or terminating the compensation or the incentive plans and programs pursuant to which cash awards are earned and which are deferred under this Plan.

         IN WITNESS WHEREOF, NOVA Corporation has caused this Plan to be executed on the ___ day of ____________, 1999.

                                   NOVA CORPORATION

                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------
ATTEST:

----------------------------
Secretary

                                   APPENDIX A


T. Rowe Price Prime Reserve Fund(PRRXX)
Janus Flexible Income(JAFIX)
Dreyfus S&P 500 Index Fund(PEOPX)
Fidelity Advisor Equity Growth(EPGAX)
Janus Overseas(JAOSX)
Enterprise Small Company Value(ENSPX)
Janus Enterprise(JAENX)


T. ROWE PRICE PRIME RESERVE PORTFOLIO:
         Investment Summary and Risks: The fund's prospectus states that the fund seeks preservation of capital, liquidity, and, consistent with these, the highest possible current income. The fund, which is managed to provide a stable share price of $1.00, invests in high-quality, U.S. denominated money market securities. The fund's average weighted maturity will not exceed 90 days, and its yield will fluctuate with changes in short-term interest rates. Since the fund is managed to maintain a constant $1.00 share price, they should have little risk of principal loss. However, there is no assurance the fund will avoid principal losses in the rare event that fund holdings default or interest rates rise sharply in an unusually short period. A disclosure of the fund's risks are contained in the fund's prospectus, which should be reviewed prior to making an investment decision.

Investment Returns as of 12/31/98

1 Yr     5.13%
5 Yr     4.87%
Note: Past performance does not guarantee future results.

Lipper Variable Annuity Underlying Money Market Funds Average as of 12/31/98

1 Yr     4.84%
5 Yr     4.77%

Fund Holdings and Morningstar Rating N/A


JANUS FLEXIBLE INCOME:
         Investment Summary and Risks: The fund's prospectus states that the fund seeks to obtain maximum total return, consistent with preservation of capital. The fund invests in a wide variety of income-producing securities such as corporate bonds and notes, government securities and preferred stock. As a fundamental policy, the Fund will invest at least 80% of its assets in income-producing securities. The fund may own an unlimited amount of high-yield/high-risk securities, and these securities may be a big part of the portfolio. Although fixed-income funds may be less volatile than funds that invest most of their assets in common stocks, the fund's return and yield will vary due to interest rate and credit risk, and you could lose money. A disclosure of the fund's risks are contained in the fund's prospectus, which should be reviewed prior to making an investment decision.

Investment Returns as of 6/30/99:

1 Yr     2.38%
3 Yr     8.64%
5 Yr     9.17%
Note: Past performance does not guarantee future results.

Morningstar Rating: 5 Stars

Top 5 Holdings: Charter Comm. 8.625% senior notes, Comdisco 5.95% notes, Conseco 7.15% senior notes, Fred Meyer 7.15% senior notes, IBM Corp. 5.375% notes

Lehman Bros. Govt/Corp Bond Index as of 6/30/99:

1 Yr     2.70%
3 Yr     7.19%
5 Yr     7.76%


DREYFUS S&P 500 INDEX FUND
         Investment Summary and Risks: The fund's prospectus states that the fund seeks to match the performance of the S&P 500 Composite Stock Price Index. To pursue this goal, the fund generally is fully invested in stocks included in the index, and in futures whose performance is tied to the index. The fund attempts to have a correlation between its performance and that of the index of at least .95, before expenses. The fund generally invests in all 500 stocks in the S&P 500 in proportion to their weighting in the index. The S&P is an unmanaged index of 500 common stocks chosen to reflect industries of the U.S. economy and is often considered a proxy for the stock market in general. The fund is considered a large cap blend fund that seeks capital appreciation, with income being a secondary objective. While stocks have historically been a leading choice of long-term investors, they do fluctuate in price. The value of an investment in the fund will go up and down, which means that you could lose money. A disclosure of the fund's risks are contained in the fund's prospectus, which should be reviewed prior to making an investment decision.


Investment Returns as of 6/30/99

1 Yr     22.14%
3 Yr     28.45%

5 Yr     27.15%
Note: Past performance does not guarantee future results.

Morningstar Rating: 5 Stars

Top 5 Holdings: Microsoft, General Electric, Wal Mart Stores, Intel, Merck

S&P 500 Investment Returns as of 6/30/99

1 Yr     22.76%
3 Yr     29.10%
5 Yr     27.85%


FIDELITY ADVISOR EQUITY GROWTH
         Investment Summary and Risks: The fund's prospectus states that the fund seeks to achieve capital appreciation. The fund normally invests at least 65% of total assets in common stocks that it believes to have above-average growth potential. In buying and selling securities for the fund, the fund relies on fundamental analysis of each issuer's financial condition, industry position, and market and economic conditions. Please note that equity investments expose the investor to principal investment risk, due to factors such as stock market volatility, foreign exposure and issuer-specific changes. A disclosure of the fund's risks are contained in the fund's prospectus, which should be reviewed prior to making an investment decision.

Investment Returns as of 6/30/99

1 Yr     33.21%
3 Yr     27.52%
5 Yr     27.18%
Note: Past performance does not guarantee future results.

Morningstar Rating: 5 Stars

Top 5 Holdings:  Philip Morris, Warner-Lambert, Cisco Systems, Microsoft,
Eli Lilly

S&P 500 Investment Returns as of 6/30/99

1 Yr     22.76%
3 Yr     29.10%
5 Yr     27.85%



JANUS OVERSEAS:

         Investment Summary and Risks: The fund's prospectus states that the fund seeks long-term growth of capital in a manner consistent with the preservation of capital. The fund invests primarily in companies located outside of the U.S. Stocks are selected on their fundamental merits, rather than by geography, economic climate, industry sector or market capitalization, often resulting in a broadly diversified portfolio. Janus Overseas uses a bottom-up approach to help capitalize on the inefficiencies of foreign stock markets, where reliable information is often at a premium. Using Janus' philosophy of in-depth, stock-by-stock analysis, this fund looks for great companies, and overlooked investment opportunities from around the globe. Because the fund may invest substantially all of their assets in common stocks, the main risk is the risk that the value of the fund's stock holdings might decrease in response to the activities of an individual company or in response to general market and/or economic conditions. A disclosure of the fund's risks are contained in the fund's prospectus, which should be reviewed prior to making an investment decision.


Investment Returns as of 6/30/99:

Janus Overseas
1 Yr     4.99%
3 Yr     18.02%
5 Yr     19.65%
Note: Past performance does not guarantee future results.

Morningstar Rating: 5 Stars

Top 5 Holdings: COLT Telecom Group; Kao Corp., Mannesmann, Nokia, NTT Mobile Communication Network

Morgan Stanley Capital International EAFE Index as of 6/30/99
1 Yr     7.62%
3 Yr     8.81%
5 yr     8.21%


ENTERPRISE SMALL COMPANY VALUE:
         Investment Summary and Risks: This fund's prospectus states that the fund seeks maximum capital appreciation. The fund accomplishes its objective by investing in U.S. common stocks of small capitalization companies that the manager feels are undervalued that is, the stock's market price does not fully reflect the company's value. This fund invests primarily in common stocks, subjecting the investor to the risk that stock prices will fall over short or extended periods of time. In addition, the fund invests primarily in small-sized companies which may be more vulnerable to adverse business or economic events than larger, more established companies. A disclosure of the fund's risks are contained in the fund's prospectus, which should be reviewed prior to making an investment decision.

Investment Returns as of 6/30/99:

1 Yr     4.44%
3 Yr     21.20%
5 Yr     16.05%
Note: Past performance does not guarantee future results.

Morningstar Rating: 4 Stars

Top 5 Holdings: Cablevision Systems Corp., Telephone and Data Systems Inc., Liberty Corp., Media General Inc., Rollins Inc.

Russell 2000 Index as of 6/30/99

1 Yr     1.51%
3 Yr     11.22%
5 Yr     15.40%


JANUS ENTERPRISE:
         Investment Summary and Risks: This fund's prospectus states that the fund seeks long-term growth of capital. The fund invests primarily in common stocks selected for their growth potential, and normally invests at least 50% of its equity assets in medium-sized companies. Medium-size companies are those whose market capitalizations fall within the range of companies in the S&P 400 MidCap 400 Index. This fund focuses on companies with dominant franchises that are insulated from economic events and that have high barriers to entry. This fund may invest substantially all of its assets in common stocks exposing the investor to risk and may not be as diversified as other equity funds. A "nondiversified" fund has the ability to take larger positions in a smaller number of stocks. Because the appreciation or depreciation of a single stock may have a greater impact on the share price of a nondiversified fund, its share price can be expected to fluctuate more than a comparable diversified fund. A disclosure of the fund's risks are contained in the fund's prospectus, which should be reviewed prior to making an investment decision.


Investment Returns as of 6/30/99:

1 Yr     48.66%
3 Yr     22.73%
5 Yr     26.10%
Note: Past performance does not guarantee future results.

Morningstar Rating: 3 Stars

Top 5 Holdings: Amazon.com, AT&T Liberty Media Group, Cisco Systems,

Comcast Corp., Enron Corp.

S&P Midcap 400 Index as of 6/30/99

1 Yr     17.18%
3 Yr     22.48%
5 Yr     22.28%




Note: Complete information about the fund, including management fees, charges, and expenses is included in the fund's prospectus, which should be read carefully before investing. Share price and return fluctuate with market conditions and investors may experience a loss upon redemption. All information above was obtained from sources believed to be accurate and reliable, though the accuracy of these numbers cannot be guaranteed and no liability is assumed from the use of this information.